ACQUISITION AGREEMENT



Agreement dated as of February 9, 2000, between eCONNECT, Inc., a

Nevada corporation ("ECNC"), and PowerClick, Inc., a Nevada

corporation ("PCLICK").



The parties agree as follows:



1.  The Acquisition



1.1  Tender and Exchange.  Subject to the terms and conditions of this Agreement.  At the Closing to be held as provided in Section

2, ECNC shall tender the ECNC Shares (defined below) to PCLICK,

and PCLICK shall receive the ECNC Shares from ECNC, free and clear of all encumbrances other than restrictions imposed by

Federal and State securities laws.



1.2  Transaction.  ECNC will issue 6, 000,000 restricted shares of its common stock (the "ECNC Shares") for 3,000,000 shares of capital stock of PCLICK (the "PCLICK Shares").  The ECNC Shares shall be issued and delivered as set forth in Exhibit "A" hereto.



1.3  Cash Consideration.  (See Section 5.21)



1.4  Options.  (See Section 5.22)



2.  The Closing.



2.1  Place and Time.  The closing of the instant transaction (the

"Closing") shall take place at the Offices of ECNC located at

2500 Via Cabrillo Marina, San Pedro, CA  no later than the close of business (Pacific Daylight Time) on February 9, 2000, or at such other place, date and time as the parties may agree in

writing.



2.2  Deliveries by PCLICK.  At the Closing, PCLICK shall deliver the following to ECNC:



(a)  Certificate representing the PCLICK Shares, and deliver to

ECNC at the Closing, a certificate representing the PCLICK Shares registered in the name of ECNC (without any legend or other

reference to any Encumbrance) other than those required by

federal and or state securities law.



(b)  The documents contemplated by Section 3.



(c)  All other documents, instruments and writings required by this Agreement to be delivered by PCLICK AT THE closing and any other documents or records relating to PCLICK's business

reasonably requested by ECNC in correction with this Agreement.



2.3  Deliveries by ECNC.  At the Closing, ECNC shall deliver the following to PCLICK.



(a)  The ECNC Shares as contemplated by Section 1.



(b)  The Cash Consideration as contemplated by Section 1.



(c)  The Options as contemplated by Section 1 and Section 5.



(d)  The documents as contemplated by Section 4.



(e)  All other documents, instruments and writings required by this Agreement to be delivered by ECNC at the Closing.



3.  Conditions to ECNC's Obligations.



The obligations of ECNC to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by ECNC.



3.1  No Injunction.  There shall not be in effect any injunction,

order or decree of a court of competent jurisdiction that

prevents the consummation of the transactions contemplated by this Agreement, that prohibits ECNC's acquisition of the PCLICK

Shares or the ECNC Shares or that will require any divestiture as a result of ECNC's acquisition of the PCLICK Shares or that will require all or any part of the business of ECNC to be held

separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose

substantial penalties on ECNC or PCLICK if this Agreement is consummated shall be pending.



3.2  Representations, Warranties and Agreements.  The

representations and warranties of PCLICK set forth in this

Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, (b) PCLICK shall have performed, and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing and (c) ECNC shall have received a certificate to that effect signed by an authorized representative of PCLICK.



3.3  Regulatory Approvals.  All licenses, authorizations,

consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of ECNC's acquisition of the

PCLICK Shares shall have been obtained and shall be in full force and effect.



4.  Conditions to PCLICK's Obligations.



The obligations of PCLICK to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by PCLICK:



4.1  No Injunction.  There shall not be in effect any injunction,

order or decree of a court of competent jurisdiction that

prevents the consummation of the transactions contemplated by this Agreement, that prohibits ECNC's acquisition of the PCLICK

Shares or PCLICK's receipt of the ECNC Shares or that will

require any divestiture as a result of ECNC's acquisition of the

Shares or PCLICK's acquisition of the ECNC Shares or that will require all or any part of the business of ECNC or PCLICK to be held separate and no litigation or proceedings seeking the

issuance of such an injunction, order or decree or seeking to impose substantial penalties on ECNC or PCLICK if this Agreement is consummated shall be pending.



4.2  Representations, Warranties and Agreements.  The

representations and warranties of ECNC set forth in this

Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, (b) ECNC shall have performed and complied in all material respects with the agreements contained in the Agreement required to be performed and complied with by it at or prior to the Closing and (c) PCLICK shall have received a certificate to that effect signed by an authorized representative of ECNC.



4.3  Legal Opinion.  PCLICK shall have received an opinion from appropriate counsel to ECNC date the Closing Date, to the effect that ECNC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite power and authority to own, lease and operate its properties and corporate power to carry on its business as now being conducted; all of the outstanding share of ECNC are duly and validly issued, fully paid and non-assessable and the

issuance of such shares has complied with the applicable Federal and State securities laws and the regulations promulgated

thereunder; ECNC is duly qualified and in good standing as a domestic corporation and is authorized to do business in all states or other jurisdictions in which such qualification or authorization is necessary and there has not been any claim by any other state of jurisdiction to the effect that ECNC is

required to qualify or otherwise be authorized to do business as a foreign corporation therein; all persons who have executed or will execute this Agreement on behalf of ECNC or its Shareholders have been duly authorized to do so; to the best knowledge of such counsel there is no action, suit or proceeding and no

investigation by any governmental agency pending or threatened against ECNC or the assets or business of ECNC that could have a materially adverse effect on the financial condition of ECNC or

PCLICK.



4.4  Regulatory Approvals.  All licenses, authorizations,

consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of ECNC's acquisition of the

PCLICK Shares and PCLICK's acquisition of the ECNC Shares shall have been obtained and shall be in full force and effect.



5.  Representations and Warranties of PCLICK.



PCLICK represents and warrants to ECNC that, to the knowledge of

PCLICK (which limitation shall not apply to Section 5.3), and except as set forth in the PCLICK Disclosure Letter:



5.1  Organization of PCLICK; Authorization.  PCLICK is a

corporation duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to execute and deliver this Agreement and to perform its

obligations hereunder.  The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of PCLICK and this Agreement constitutes a valid and binding obligation of PCLICK; enforceable against it in

accordance with its terms.



5.2  Capitalization.  The authorized capital stock of PCLICK consists of 25,000,000 shares of common stock, .001 par value,

and no shares of preferred stock.  As of the date hereof

3,000,000 of such common shares of PCLICK were issued and

outstanding.  No shares have been registered under state or

federal securities laws.  As of the Closing Date, all of the issued and outstanding shares of common stock of PCLICK are

validly issued, fully paid and non-assessable.  Prior to closing

PCLICK shall cause to be issued to ECNC a share certificate in the amount of 3,000,000 shares of PCLICK common stock.  To bring the total issued and outstanding shares of PCLICK to 6,000,000.



5.3  No Conflict as to PCLICK.  Neither the execution and

delivery of this Agreement nor the consummation of the sale of the PCLICK Shares to ECNC will (a) violate any provision of the certificate of incorporation or by-laws of PCLICK or (b) violate,

be in conflict with, or constitute a default (or an event which,

with notice or lapse of time or both, would constitute a default)

under any agreement to which  PCLICK is a party or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to

PCLICK.



5.4  Ownership of PCLICK Shares.  The delivery of certificates to

ECNC provided in Section 2.2. and the delivery of certificates to

PCLICK as provided in Section 2.3 will result in ECNC's immediate acquisition of record and beneficial ownership of 3,000,000

PCLICK Shares, free and clear of all Encumbrances subject to applicable State and Federal securities laws.  There are no

outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or

transfer of any Equity Securities or other securities of PCLICK.



5.5  No Conflict as to PCLICK and Subsidiaries.  Neither the

execution and delivery of this Agreement nor the consummation of the acquisition of the PCLICK Shares to ECNC will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of PCLICK or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default

(or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of PCLICK or any of its Subsidiaries under, any

material agreement or commitment to which PCLICK or any of its

Subsidiaries is a party or by which any of their respective

property or assets is bound, or to which any of the property or assets of PCLICK or any of its Subsidiaries is subject, or (c)

violate any statute or law or any judgment, decree, order,

regulation or rule of any court or other Governmental Body

applicable to PCLICK or any of its Subsidiaries except, in the case of violations, conflicts, defaults, terminations,

accelerations or Encumbrances described in clause (b) of this

Section 5.5, for such matters which are not likely to have a material adverse effect on the business or financial condition of

PCLICK and its Subsidiaries, taken as a whole.



5.6  Consent and Approvals of Governmental Authorities.  Except

with respect to applicable State and Federal securities laws, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by PCLICK or ECNC or any of its subsidiaries in

connection with the execution, delivery and performance of this

Agreement by PCLICK or the consummation of the acquisition of the

PCLICK Shares to ECNC.



5.7  Other Consents.  No consent of any Person is required to be obtained by PCLICK or ECNC prior to the execution, delivery and performance of this Agreement or the consummation of the

acquisition of the PCLICK Shares to ECNC, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to

obtain would not be likely to have a material adverse effect on the business and financial condition of PCLICK or ECNC.



5.8  Financial Statements.  PCLICK has delivered t ECNC

consolidated balance sheets of PCLICK and its Subsidiaries as at

September 30, 1999, and statements of income and changes in

financial position for the period then ended.  Such PCLICK

financial Statements and notes fairly present the consolidated financial condition and results of operations of PCLICK and its subsidiaries as at the respective dates thereof and for the

periods therein.



5.9  Title to Properties.  Either PCLICK or one of its

Subsidiaries owns all the material properties and assets that they purport to own (real, personal and mixed, tangible and

intangible), including, without limitation, all the material properties and assets reflected in the PCLICK financial

Statements (except for property sold since the date of the PCLICK

Financial Statements in the ordinary course of business or leased under capitalized leases.), and all the material properties and assets purchased or otherwise acquired by PCLICK or any of its

Subsidiaries since the date of the PCLICK Financial Statements.

All properties and assets reflected in the PCLICK Financial

Statements are free and clear of all material Encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances,

reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or

security interests shown on the PCLICK Financial statements as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, and al of which are listed in the PCLICK Disclosure Letter, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the PCLICK Financial Statements (such mortgages and security interests being limited t the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of PCLICK or any of its Subsidiaries and (ii)

zoning laws that do not impair the present  or anticipated use of the property subject thereto, and (d) liens for current taxes not yet due.  The properties and assets of PCLICK AND ITS

subsidiaries include all rights, properties and other assets necessary to permit PCLICK and its Subsidiaries to conduct

PCLICK's business in all material respects in the same manner as it is conducted on the date of this Agreement.



5.10  Buildings, Plants and Equipment.  The buildings, plants,

structures and material items of equipment and other personal property owned or leased by PCLICK or its Subsidiaries are, in all respects material to the business or financial condition of

PCLICK and its Subsidiaries, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used.  PCLICK has not received notification that it or any of its Subsidiaries is in violation of any applicable building,

zoning, anti-pollution, health, safety or other law, ordinance or regulation in respect of its buildings, plants or structures or their operations, which violation is likely to have a material adverse effect on the business or financial condition of PCLICK and its Subsidiaries, taken as a whole or which would require a payment by PCLICK or ECNC or any of their subsidiaries in excess of $2,000 in the aggregate, and which has not been cured.



5.11 No condemnation or Expropriation. Neither the whole nor any portion of the property or leaseholds owned or held by PCLICK or any of its subsidiaries is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body or other Person with r without payment of compensation therefore, which action is likely to have a material adverse effect on the business or financial condition of ECNC and its Subsidiaries, taken as a whole.



5.12 Litigation There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving PCLICK or any of its Subsidiaries which is likely to have a material adverse

effect on the business or financial condition of PCLICK, ECNC and any of their Subsidiaries, taken as whole, or which would require a payment by PCLICK or its subsidiaries in excess of $2,000 in the aggregate or which questions or challenges the validity of this Agreement.  Neither PCLICK nor any of its Subsidiaries is

subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of

PCLICK, ECNC or any of their Subsidiaries, taken as a whole, or which would require a payment by PCLICK or its subsidiaries in excess of $2,000 in the aggregate.



5.13  Absence of Certain Changes.  Except as set forth in Section

5.13 of the PCLICK Disclosure Letter, since the date of the

PCLICK Financial Statements, neither PCLICK nor any of its

Subsidiaries has:



(a)  suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is

materially adverse to the business or financial condition of

PCLICK and its Subsidiaries, taken as a whole, or made any

disposition of any of its material properties or assets other than in the ordinary course of business;



(b)  made any change or amendment in its certificate of

incorporation or by-laws, or other governing instruments;



(c)  issued or sold any equity Securities or other securities,

acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise

changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;



(d)  organized any new Subsidiary or acquired any Equity

Securities of any Person, or any equity or ownership interest in any business;



(e)  borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;



(f)  paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;



(g)  prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or

incurred;



(h)  canceled any material debts or waived any material claims or rights, except in the ordinary course of business;



(i)  disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;



(j)  granted any general increase in the compensation of officers or employees (including any such increase pursuant to any

employee benefit plan);



(k)  purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any

material quantity of property or assets, except (i) normal

contracts or commitments for the purchase of, and normal

purchases of, raw materials or supplies, made in the ordinary course of business, (ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;



(l)  made any capital expenditures or additions to property,

plant or equipment or acquired any other property or assets

(other than raw materials and supplies) at a cost in excess of

$25,000 in the aggregate;



(m)  written off or been required to write off any notes or

accounts receivable in an aggregate amount in excess of $2,000;



(n)  written down or been required to write down any inventory in an aggregate amount in excess of $2,000;



(o)  entered into any collective bargaining or union contract or agreement; or



(p)  other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of PCLICK and its subsidiaries taken as a whole.



5.14  No Material Adverse Change.  Since the date of PCLICK

Financial Statements, there has not been any material adverse change in the business or financial condition of PCLICK.



5.15  Contracts and Commitments.  Except as set forth in Section

5.15 of the PCLICK Disclosure Letter, neither PCLICK nor any of its Subsidiaries is a party to any:



(a)  Contract or agreement (other than purchase or sales orders entered into in the ordinary course of business) involving any liability on the part of PCLICK or one of its Subsidiaries of more than $25,000 and not cancelable by PCLICK or the relevant

Subsidiary (without liability to PCLICK or such Subsidiary)

within 60 days;



(b)  Except with respect to the lease on its business location,

lease of personal property involving annual rental payments in excess of $25,000 and not cancelable by PCLICK or the relevant

Subsidiary (without liability to PCLICK or such Subsidiary)

within 90 days;



(c)  Except with respect to the options referenced above,

Employee bonus, stock option or stock purchase, performance

unity, profit sharing, pension, savings, retirement, health,

deferred or incentive compensation, insurance or other material employee benefit plan (as defined in Section 2(3) of ERISA) or program for any of the employees, former employees or retired employees of PCLICK or any of its Subsidiaries;



(d)  Commitment, contract or agreement that is currently expected by the management of PCLICK to result in any material loss upon completion or performance thereof;



(e)  Contract, agreement or commitment that is material to the business of PCLICK and its Subsidiaries, taken as a whole, with any officer, employee, agent, consultant, advisor, salesman,

sales representative, value added reseller, distributor or

dealer; or



(f)  Employment agreement or other similar agreement that

contains any severance or termination pay, liabilities or

obligations.



All such contracts and agreements are in full force and effect.

Neither PCLICK nor any of its Subsidiaries is in breach of, in violation of or in default under, any agreement, instrument,

indenture, deed of trust, commitment, contract or other

obligation of any type to which PCLICK or any of its Subsidiaries is a party or is or may be bound that relates to the business of

PCLICK or any of its Subsidiaries or to which any of the assets or properties of PCLICK or any of its Subsidiaries is subject,

the effect of which breach, violation or default is likely to materially and adversely affect the business or financial

condition of PCLICK and its Subsidiaries, taken as a whole.  ECNC has not guaranteed or assumed and specifically does not guarantee or assume any obligations of PCLICK or any of its Subsidiaries.



5.16  Labor Relations.  Neither PCLICK nor any of its
Subsidiaries

is a party to any collective   bargaining agreement.  Except for

any matter which is not likely to have a material adverse effect on the business or financial condition of PCLICK and its

Subsidiaries, taken as a whole, (a) PCLICK and each of its

Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, (b) there is no unfair labor practice complaint against PCLICK or any of its Subsidiaries pending before the national Labor Relations Board, (c) there is no labor strike,

dispute, slowdown or stoppage actually pending or threatened against PCLICK or any of its Subsidiaries, (d) no representation question exists respecting the employees of PCLICK or any of its

Subsidiaries, (e) neither PCLICK nor any of its Subsidiaries has experienced any strike, work stoppage or other labor difficulty,

and (f) no collective bargaining agreement relating to employees of PCLICK or any of its Subsidiaries is currently being

negotiated.



5.17  Employee Benefit Plans.  Section 5.16 of the PCLICK

Disclosure Letter contains a list of all material employee

pension and welfare benefit plans covering employees of PCLICK and its Subsidiaries.  No listed plan is (1) a multi-employer plan as defined in Section 3(37) of ERISA, or (2) a defined

benefit plan as defined in Section 3(35) of ERISA, any listed individual account pension plan is duly qualified as tax exempt under the applicable sections of the Code, each listed benefit plan and related funding arrangement, if any, has been maintained in all material respects in compliance with its terms and the provisions of ERISA and the Code, and the PCLICK Disclosure

Letter also lists all material management incentive plans and all material employment contracts or severance arrangements

pertaining to one or more specific employees.



5.18  Compliance with Law.  The operations of PCLICK and its

Subsidiaries have been conducted in accordance with all

applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of PCLICK and its Subsidiaries, taken as a whole, or which would not require a payment by PCLICK or its

Subsidiaries in excess of $2,000 in the aggregate, or which have been cured.  Neither PCLICK nor any of its Subsidiaries has

received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations.

PCLICK and its Subsidiaries have all material licenses, permits,

orders or approvals from the Governmental Bodies required for the conduct of their businesses, and are not in material violation of any such licenses, permits, orders and approvals.  All such

licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.



5.19  Tax Matters.



(a)  PCLICK and each of its Subsidiaries (1) (except with respect to its 1999 tax return, as to which an extension has been or may be appropriately filed) has filed all nonconsolidated and

noncombined Tax Returns and all consolidated or combined Tax

Returns that include only PCLICK and/or its Subsidiaries and not

Seller or its other Affiliates (for the purposes of this Section

5.18, such Tax Returns shall be considered nonconsolidated and non combined Tax Returns) required to be filed trough the date hereof and has paid any Tax due through the date hereof with respect to the time periods covered by such nonconsolidated and noncombined Tax Returns and shall timely pay any such Taxes

required to be paid by it after the date hereof with respect to such Tax Returns and (2) shall prepare and timely file all such nonconsolidated  and noncombined Tax Returns required to be filed after the date hereof and through the Closing Date and pay all

Taxes required to be paid by it with respect to the periods

covered by such Tax Returns; (B) all such Tax Returns filed

pursuant to clause (A) after the date hereof shall, in each case,

be prepared and filed in a manner consistent in all material-

respects (including elections and accounting methods and

conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as

otherwise required by law or regulation.  Any such Tax Return filed or required to be filed after the date hereof shall not reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation.



(b)  All consolidated or combined Tax Returns (except those

described in subparagraph (a) above) required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the activities, operations and transactions, of PCLICK or any of its Subsidiaries for any

taxable period have been timely filed, and the income,

activities, operations and transactions of PCLICK and

Subsidiaries have been properly included and reflected thereon.

PCLICK shall prepare and file, or cause to be prepared and filed,

all such consolidated or combined Tax Returns that are required or permitted to include the income, or reflect the activities,

operations and transactions, of PCLICK or any Subsidiary, with respect to any taxable year or the portion thereof ending on or prior to the closing Date, including, without limitation,

PCLICK's consolidated federal income tax return for such taxable years.  PCLICK will timely file a consolidated federal income tax return for the taxable year ended December 31, 1999 and such return shall include and reflect the income, activities,

operations and transactions of PCLICK and Subsidiaries for the taxable period then ended, and hereby expressly covenants and agrees to file a consolidated federal income tax return, and to include and reflect thereon the income, activities, operations and transactions of PCLICK and Subsidiaries for the taxable

period through the Closing Date.  All Tax Returns filed pursuant to this subparagraph (b) after the date hereof shall, in each case, to the extent that such Tax Returns specifically relate to

PCLICK or any of its Subsidiaries and do not generally relate to matters affecting other members of PCLICK's consolidated group,

be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and

conventions) with the Tax Return most recently filed in the

relevant jurisdictions prior to the date hereof, except as

otherwise required by law or regulation.  PCLICK has paid or will pay all Taxes that may now or hereafter be due with respect to the taxable periods covered by such consolidated or combined Tax

Returns.



(c)  Neither PCLICK nor any of its subsidiaries has agreed, or is required, to make any adjustment (x) under Section 481(a) of the

Code by reason, of a change in accounting method or otherwise or

(y) pursuant to any provision of the Tax Reform Act of 1986, the

Revenue Act of 1987 or the Technical and Miscellaneous Revenue

Act of 1988.



(d)  Neither PCLICK nor any of its Subsidiaries or any

predecessor or Affiliate of the foregoing has, at any time, filed a consent under Section 341 (f)(1) of the Code, or agreed under

Section 341 (f)(3) of the Code, to have the provisions of Section

341 (f) (2) of the Code apply to any sale of its stock.



(e)  There is no (nor has there been any request for an)

agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to

PCLICK or its Subsidiaries, or their assets or operations and no power of attorney granted by PCLICK or any of its Subsidiaries with respect to any Tax matter is currently in force.



(f)  There is no action, suit, proceeding, investigation, audit,

claim, demand, deficiency or additional assessment in PCLICK,

pending or threatened against or respect to any Tax attributable to PCLICK, with its Subsidiaries or their assets or operations.



(g)  Except as set forth in the PCLICK Disclosure Letter, all amount required to be withheld as of the Closing Date for Taxes or otherwise have been withheld and paid when due to the

appropriate agency or authority.



(h)  No property of PCLICK is "tax-exempt use property" within the meaning of Section 168 (h) of the Code nor property that

PCLICK and/or its Subsidiaries will be required to treat as being owned by another person pursuant to Section 168 (f) (8) of the

Internal Revenue Code of 1954, as amended and in effect

immediately prior to the enactment of the Tax Reform Act of 1986.



(i)  There have been delivered or made available to ECNC true and complete copies of all income Tax Returns (or with respect to consolidated or combined returns, the portion thereof) and any other Tax Returns requested by ECNC Aas may be relevant to

PCLICK, its Subsidiaries, or their assets or operations for any and all periods ending after December 31, 1998, or for any Tax years which are subject to audit or investigation by any taxing authority or entity.



There is no contract, agreement, plan or arrangement including but not limited to the provisions of this Agreement, covering any employee or former employee of PCLICK or its Subsidiaries that,

individually or collectively, could give rise to the payment of any amount that would not be ductile pursuant to Section 280G or

162 of the Code.



5.20  Environmental Matters.



(a)  At all times prior to the date hereof, PCLICK and its

Subsidiaries have complied in all material respects with

applicable environmental laws, orders, regulations, rules and ordinances relating to the Properties (as hereinafter defined),

the violation of which would have a material adverse effect on the business or financial condition of PCLICK and its

Subsidiaries, taken as a whole, or which would require a payment by PCLICK or its Subsidiaries in excess of $2,000 in the

aggregate, and which have been duly adopted, imposed or

promulgated by any legislative, executive, administrative or judicial body or officer of any Governmental Body.



(b)  The environmental licenses, permits and authorizations that are material to the operations of PCLICK and its Subsidiaries,

taken as a whole, are in full force and effect.



(c)  Neither PCLICK nor any of its Subsidiaries has released or caused to be released on or about the properties currently owned or leased by PCLICK or any of its Subsidiaries (the "Properties)

any (i) pollutants, (ii) contaminants, (iii) "Hazardous

Substances," as that term is defined in Section 101(14) of the

Comprehensive Environmental Response Act, as amended or (iv)

"Regulated Act, 42 U.S.C. Section 6901, et seq., as amended,

which would be required to be remidiated by any governmental agency with jurisdiction over the Properties under the authority of laws, regulations and ordinances as in effect and currently interpreted on the date hereof, which remediation would have a material adverse effect on the business or financial condition of

PCLICK and its Subsidiaries, taken as a whole.



5.21 Funding. The present directors of PCLICK agree to remain in a consulting capacity to ECNC for a period of twelve (12) months following the Closing.  In consideration of this Agreement,

PCLICK shall receive the sum of One Million, Two Hundred Dollars

($1,200,000).  Of this amount, One Hundred, Fifty Thousand

Dollars ($150,000) shall be released to PCLICK immediately upon the Closing.  Additional payments in the amounts of One Hundred

Fifty Thousand Dollars ($150,000) each shall be made to PCLICK on

February 17, 2000, March 15, 2000, April 15, 2000, May 15, 2000,

June 15, 2000, July 15, 2000 and August 15, 2000.  All of the

aforementioned proceeds shall be used by PCLICK as and for

operations of PCLICK.



5.22  Options.  ECNC shall also deposit with the Escrow Agent the following Options, all of which shall be exercisable at a price of $0.40 per share, and for which the holder shall receive fully registered shares of ECNC common stock.  The exercisable

denomination is subject to the bid price of ECNC not falling below a Dollar ($1.00) for a period of Seven (7) consecutive days during the option period.  In the event that the bid price of

ECNC falls below One Dollar ($1.00) for Seven (7) consecutive days, the option holders listed below shall be granted Twenty percent (20%) increase in the number of options granted to each individual.  The option price shall remain $.040 per share.



5.22.1  For Dominique Einhorn:



5.22.1.1  For 500,000 shares, exercisable immediately



5.22.1.2  For 1,500,000 shares exercisable no sooner than April

1, 2000 but not later than April 30, 2000



5.22.2  For E. James Wexler:



5.22.2.1  For 500,000 shares, exercisable immediately



5.22.2.2  For 1,500,000 shares exercisable no sooner than April

1, 2000 but not later than April 30, 2000



5.22.3  For Bill Lane:



5.22.3.1  For 500,000 shares, exercisable immediately



5.22.3.2  For 500,000 shares exercisable no sooner than April 1,

2000 but not later than April 30, 2000



5.22.4  For Earl Gilbrech:



5.22.4.1  For 500,000 shares, exercisable immediately



5.22.4.2  For 500,000 shares, exercisable no sooner than April 1,

2000 but not later than April 30, 2000



5.22.5  ECNC shall also include in ECNC's next registration

statement the shares currently owned by Einhorn in the

denomination of 1,000,000 shares and Wexler in the denomination of 2,000,000 shares.  The aforementioned shares were previously purchased by Einhorn and Wexler respectively.



5.23 Absence of Certain Commercial Practices. Neither PCLICK nor

any of its Subsidiaries has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other

country, which is in any manner related to the business or

operations of PCLICK or its Subsidiaries, which PCLICK or one of its Subsidiaries knows or has reason to believe to have been illegal under any federal, state or local laws of the United

States or any other country having jurisdiction; and neither

PCLICK nor any of its Subsidiaries has participated directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential shareholders in violation of any applicable law or regulation.



5.24  Transactions with Directors and Officers.  Except as set forth in Section 5.23 of the PCLICK Disclosure Letter, PCLICK and

its Subsidiaries do not engage in business with any Person in which any of PCLICK's directors or officers has a material equity interest.  No director or officer of PCLICK owns any property,

asset or right, which is material to the business of PCLICK and its Subsidiaries, taken as a whole.



5.25  Borrowing and Guarantees.  Except as set forth in Section

5.24 of the PCLICK Disclosure Letter, PCLICK and its Subsidiaries

(a) do not have any indebtedness for borrowed money, (b) are not lending or committed to lend any money (except for advances to employees in the ordinary course of business), and (c) are not guarantors or sureties with respect to the obligations of any

Person.



6.  Representations and Warranties of ECNC



ECNC represents and warrants to PCLICK that, to the Knowledge of

ECNC (which limitation shall not apply to Section 6.3), and

except as set forth in the ECNC Disclosure Letter:



6.1  Organization of PCLICK; Authorization.  ECNC is a

corporation duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to execute and deliver this Agreement and to perform its

obligations hereunder.  The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of ECNC and this Agreement constitutes a valid and binding obligation of ECNC, enforceable against it in

accordance with its terms.



6.2  Deleted.



6.3  No Conflict as to PCLICK.  Neither the execution and

delivery of this Agreement nor the consummation of the sale of the ECNC Shares to PCLICK will (a) violate any provision of the certificate of incorporation or by-laws of ECNC, or (b) violate,

be in conflict with, or constitute a default (or an event which,

with notice or lapse of time or both, would constitute a default)

under any agreement to which ECNC is a party or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to ECNC.



6.4  Ownership of ECNC Shares.  The delivery of certificates to

PCLICK provided in Section 2.3 will result in PCLICK's immediate acquisition of record and beneficial ownership of the ECNC

Shares, free and clear of all Encumbrances other than as required by Federal and State securities laws.  There are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any Equity

Securities or other securities of ECNC.  Nothing in this

Agreement shall be deemed to be a representation or warranty as to the tradability of any of the ECNC Shares under Federal or any

States' security laws.



6.5  No conflict as to ECNC and Subsidiaries.  Neither the

execution and delivery of this Agreement nor the consummation of the instant Agreement will (a) violate any provision of the

certificate of incorporation or by-laws (or other governing

instrument) of ECNC or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event, which with notice or lapse of time or both, would constitute a default)

under, or result in the termination of, or accelerate the

performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of ECNC or any of its Subsidiaries under, any material agreement or commitment to which ECNC or any of its Subsidiaries is a party or by which any of their respective property or assets is any statute or law or any judgment , decree, order, regulation or rule of any court or other Governmental Body applicable to

ECNC or any of its Subsidiaries except, in the case of

violations, conflicts, defaults, termination's, accelerations or

Encumbrances described in clause (b) of this Section 6.5, for such matters which are not likely to have a material adverse effect on the business or financial condition of ECNC and its

Subsidiaries, taken as a whole.



6.6  Consents and Approvals of Governmental Authorities.  No

consent, approval or authorization of, or declaration, filing or registration with, any governmental Body is required to be made or obtained by ECNC or PCLICK or any of either of their

Subsidiaries in connection with the execution, delivery and

performance of this Agreement by ECNC or the consummation of the contemplated transaction.



6.7  Other Consents.  No consent of any Person is required to be obtained by PCLICK or ECNC to the execution, delivery and

performance of this Agreement or the consummation of the

contemplated transaction including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of PCLICK or ECNC.



6.8  Deleted.



6.9  Title to Properties.  Either ECNC or one of its Subsidiaries

owns all the material properties and assets that they purport to own (real, personal and mixed, tangible and intangible),

including, without limitation, all the material properties and assets reflected in the ECNC Financial Statements and all the material properties and assets purchased or otherwise acquired by

ECNC or any of its Subsidiaries since the date of the ECNC

Financial Statements.  All properties and assets reflected in the

ECNC Financial Statements are free and clear of all material

Encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions,

exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and

assets, (a) mortgages or security interests shown on the ECNC

Financial Statements as securing specified liabilities or

obligations, with respect to which no default (or event which,

with notice or lapse of time or both, would constitute a default)

exists, and all of which are listed in the ECNC Disclosure

Letter, (b) mortgages or security interests incurred in

connection with the purchase of property or assets after the date of the ECNC Financial Statements (such mortgages and security interests being limited to the property or assets so acquired),

with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of ECNC or any of its Subsidiaries and (ii) zoning laws that do not

impair the present or anticipated use of the property subject thereto, and (d) liens for current taxes not yet due.  The

properties and assets of ECNC and its Subsidiaries include all rights, properties and other assets necessary to permit ECNC and its Subsidiaries to conduct ECNC's business in all material

respects in the same manner as it is conducted on the date of this Agreement.



6.10  Buildings, Plants and Equipment.  The buildings, plants,

structures and material items of equipment and other personal property owned or leased by ECNC or its Subsidiaries are, in all respects material to the business or financial condition of ECNC and its Subsidiaries, taken as a whole, in good operating

condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used.  ECNC has not received notification that it or any of its Subsidiaries is in violation of any applicable building,

zoning, anti-pollution, health, safety or other law, ordinance or regulation in respect of its buildings, plants or structures or their operations, which violation is likely to have a material adverse effect on the business or financial condition of ECNC and its Subsidiaries, taken as a whole or which would require a

payment by PCLICK or ECNC or any of their subsidiaries in excess of $2,000 in the aggregate, an which has not been cured.



6.11 No Condemnation or Expropriation. Neither the whole nor any portion of the property or leaseholds owned or held by ECNC or any of its Subsidiaries is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body or other Person with or without payment of compensation therefore, which action is likely to have a material adverse effect on the business or financial condition of PCLICK and its Subsidiaries, taken as a whole.



6.12  Litigation.  There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving ECNC or any of its Subsidiaries which is likely to have a material adverse effect on the business or financial condition of PCLICK, ECNC and any of their Subsidiaries, taken as whole, or which would require a payment by ECNC or its subsidiaries in excess of $2,000 in the aggregate or which questions or challenges the validity of this

Agreement.  Neither ECNC nor any of its Subsidiaries is subject to any judgment, order or decree that is likely to have a

material adverse effect on the business or financial condition of

PCLICK, ECNC or any of their Subsidiaries, taken as a whole, or which would require a payment by ECNC or its subsidiaries in excess of $2,000 in the aggregate.



6.13  Absence of Certain Changes.  Since the date of the ECNC

Financial Statements, neither ECNC nor any of its Subsidiaries has:



(a)  suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is

materially adverse to the business or financial condition of ECNC and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;



(b)  made any change or amendment in its certificate of

incorporation or by-laws, or other governing instruments;



(c)  deleted.



(d)  deleted



(e)  borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;



(f)  paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;



(g)  prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or

incurred;



(h)  canceled any material debts or waived any material claims or rights, except in the ordinary course of business;



(i)  disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;



(j)  granted any general increase in the compensation of officers or employees (including any such increase pursuant to any

employee benefit plan);



(k)  purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any

material quantity of property or assets, except (i) normal

contracts or commitments for the purchase of, and normal

purchases of, raw materials or supplies, made in the ordinary course business, (ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;



(l)  made any capital expenditures or additions to property,

plant or equipment or acquired any other property or assets

(other than raw materials and supplies) at a cost in excess of

$2,000 in the aggregate;



(m)  written off or been required to write off any notes or

accounts receivable in an aggregate amount in excess of $2,000;



(n)  written down or been required to write down any inventory in an aggregate amount in excess of $2,000;



(o)  entered into any collective bargaining or union contract or agreement; or



(p)  other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of ECNC and its subsidiaries taken as a

whole.



6.14  No Material Adverse Change.  Since the date of the ECNC

Financial Statements, there has not been any material adverse change in the business or financial condition of ECNC and its

Subsidiaries taken, as a whole, other than changes resulting from economic conditions prevailing in the United States precious coins, collectibles and metals industry.



6.15  Contracts and Commitments.  Neither ECNC nor any of its

Subsidiaries is party to any:



(a)  contract or agreement (other than purchase on sales orders entered into the ordinary course of business) involving any

liability on the part of ECNC or one of its Subsidiaries of more than $2,000 and not cancelable by ECNC or the relevant Subsidiary

(without liability to ECNC or such Subsidiary) within 60 days;



(b)  lease of personal property involving annual rental payments in excess of $2,000 and not cancelable y ECNC or the relevant

Subsidiary (without liability to ECNC or such Subsidiary) within

90 days;



(c)  employee bonus, stock option or stock purchase, performance unit, profit-sharing, pension, savings, retirement, health,

deferred or incentive compensation, insurance or other material employee benefit plan as defined in Section 2(3) of ERISA) or program for any of the employees, former employees or retired employees of ECNC or any of its Subsidiaries;



(d)  commitment, contract or agreement that is currently expected by the management of ECNC to result in any material loss upon completion or performance thereof;



(e)  contract, agreement or commitment that is material to the business of ECNC and its Subsidiaries, taken as a whole, with any officer, employee, agent, consultant, advisor, salesman, sales representative, value added resell, distributor or dealer; or



(f)  employment agreement or other similar agreement that

contains any severance or termination, pay, liabilities or

obligations.



(g)  all such contracts and agreements are in full force and effect.  Neither ECNC nor any of its Subsidiaries is in breach of, in violation of or in default under, any agreement,

instrument, indenture, deed of trust, commitment, contract or other obligation of any type to which ECNC or any of its

Subsidiaries is a party or is or may be bound as it relates to the business of ECNC or any of its Subsidiaries or to which any of the assets or properties of ECNC or any of its Subsidiaries is subject, the effect of which breach, violation or default is likely to materially and adversely affect the business or

financial condition of ECNC and its Subsidiaries, taken as a whole.



6.16  Labor Relations.  Neither ECNC nor any of its Subsidiaries

is a party to any collective bargaining agreement.  Except for any matter which is not likely to have a material adverse effect on the business or financial condition of ECNC and its

Subsidiaries, taken as a whole, (a) ECNC and each of its

Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, (b) there is no unfair labor practice complaint against ECNC or any of its Subsidiaries pending before the

National Labor Regulations Board, (c) there is no labor strike,

dispute, slowdown or stoppage actually pending or threatened against ECNC or any of its Subsidiaries, (d) no representations questions exists respecting the employees of ECNC or any of its

Subsidiaries, (e) neither ECNC nor any of its Subsidiaries has experienced any strike, work stoppage or other labor difficulty,

and (f) no collective bargaining agreement relating to employees of ECNC or any of its Subsidiaries is currently being negotiated.



6.17  Employee Benefit Plans.  Section 6.17 of the ECNC
Disclosure

Letter contains a list of all material employee pension and

welfare benefit plans covering employees of ECNC and its

Subsidiaries.  No listed plan is (1) a multi-employer plan as defined in Section 3(37) of ERISA, or (2) a defined benefit plan as defined in Section 3(35) of ERISA, any listed individual

account pension plan is duly qualified as tax exempt under the applicable sections of the Code, each listed benefit plan and related funding arrangement, if any, has been maintained in all material respects in compliance with its terms and the provisions of ERISA and the Code, and the ECNC Disclosure Letter also lists all material management incentive plans and all material

employment contracts or severance arrangements pertaining to one or more specific employees.



6.18  Compliance with Law.  The operations of ECNC and its

Subsidiaries have been conducted in accordance with all

applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of ECNC and its Subsidiaries, taken as a whole, or which would not require a payment by ECNC or its

Subsidiaries in excess of $2,000 in the aggregate, or which have been cured.  Neither ECNC nor any of its Subsidiaries has

received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations.

ECNC and its Subsidiaries have all material licenses, permits,

orders or approvals from the Governmental Bodies required for the conduct of their businesses, and are not in material violation of any such licenses, permits, orders and approvals.  All such

licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.



6.19  Tax Matters.



(a)  ECNC and ach of its Subsidiaries (1) has filed all

nonconsolidated and noncombined Tax Returns and all consolidated or combined Tax Returns that include only ECNC and/or its

Subsidiaries and not Seller or its other Affiliates (for the purposes of this Section 6.18, such tax returns shall be

considered nonconsolidated and noncombined Tax Returns) required to be filed through the date hereof and has paid any Tax due through the date hereof with respect to the time periods covered by such nonconsolidated and noncombined Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns and (2) shall

prepare and timely file all such nonconsolidated and noncombined

Tax Returns required to be filed after the date hereof and

through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns; (B)

all such Tax Returns filed pursuant to clause (A) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material respects (including elections and,

accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation.  Any such Tax Return filed or required to be filed after the date hereof shall not reflect, any new elections or the adoption of any new accounting methods or conventions or other similar items,

except to the extent such particular reflection or adoption is required to comply with any law or regulation.



(b)  All consolidated or combined Tax Returns (except those

described in subparagraph (a) above) required to be filed by any person through the date hereof that are required or permitted to include Subsidiaries for any taxable period have been timely filed, and the income, activities, operations and transactions of

ECNC and Subsidiaries have been properly included and reflected thereon.  ECNC shall prepare and file, or cause to be prepared and filed, all such consolidated or combined Tax Returns that are required or permitted to include the income, or reflect the

activities, operations and transactions, of ECNC or any

Subsidiary, with respect to any taxable year or the portion

thereof ending on or prior to the Closing Date, including,

without limitation, ECNC's consolidated federal income tax return for such taxable years.  ECNC will timely file a consolidated federal income tax return for the taxable year ended December

31,1999 and such return shall include and reflect the income,

activities, operations and transactions of ECNC and Subsidiaries for the taxable period then ended, and hereby expressly covenants and agrees to file a consolidated federal income tax return, and to include and reflect thereon the income, activities, operations and transactions of ECNC and Subsidiaries for the taxable period through the Closing Date.  All Tax Returns filed pursuant to this subparagraph (b) after the date hereof shall, in each case, to the extent that such Tax Returns specifically relate to ECNC or any of its Subsidiaries and do not generally relate to matters affecting other members of ECNC's consolidated group, be prepared and filed in a manner consistent in all material respects

(including elections and accounting methods and conventions) with the Tax Return most recently filed in the relevant jurisdictions prior to the date hereof, except as otherwise required by law or regulation.  ECNC has paid or will pay all Taxes that may now or hereafter be due with respect to the taxable periods covered by such consolidated or combined Tax Returns.



(c)  Neither ECNC nor any of its Subsidiaries has agreed, or is required, to make any adjustment (x) under Section 481 (a) of the

Code by reason of a change in accounting method or otherwise or

(y) pursuant to any provision of the Tax Reform Act of 1986, the

Revenue Act of 1987 or the Technical and Miscellaneous Revenue

Act of 1988.



(d)  Neither ECNC nor any of its Subsidiaries or any predecessor or Affiliate of the foregoing has, at any time, filed a consent under Section 341 (f) (1) of the Code, or agreed under Section

341 (f) (3) of the Code, to have the provisions of Section 341

(f) (2) of the Code apply to any sale of its stock.



(e)  There is no (nor has there been any request for an

agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to ECNC or its Subsidiaries, or their assets or operations and no power of attorney granted by ECNC or any of its Subsidiaries with

respect to any Tax matter is currently in force.



(f)  There is no action, suit, proceeding, investigation, audit,

claim, demand, deficiency or additional assessment in PCLICK,

pending or threatened against or with respect to any Tax

attributable to ECNC, its Subsidiaries or their assets or

operations.



(g)  All amounts required to be withheld as of the Closing Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.



(h)  No property of ECNC is "tax-exempt use property" within the meaning of Section 168 (b) of the Code nor property that ECNC and/or its Subsidiaries will be required to treat as being owned by another person pursuant to Section 168(f)(8) of the Internal

Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.



(i)  There have been delivered or made available to PCLICK true and complete copies of all income Tax Returns (or with respect to consolidated or combined returns, the portion thereof) and any other Tax Returns requested by PCLICK as may be relevant to ECNC,

its Subsidiaries, or their assets or operations for any and all periods ending after December 31, 1998, or for any Tax years which are subject to audit or investigation by any taxing

authority or entity.



(j)  There is no contract, agreement, plan or arrangement,

including but not limited to the provisions of this Agreement,

covering any employee or former employee of ECNC or its

Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible

pursuant to Section 280G or 162 of the Code.



6.20  Environmental Matters.



(a)  At all times prior to the date hereof, ECNC and its

Subsidiaries have complied in all material respects with

applicable environmental laws, orders, regulations, rules and ordinances relating to the Properties (as hereinafter defined),

the violation of which would have a material adverse effect on the business or financial condition of ECNC and its Subsidiaries,

taken as a whole, or which would require a payment by ECNC or its

Subsidiaries in excess of $2,000 in the aggregate, and which have been duly adopted, imposed or promulgated by any legislative,

executive, administrative or judicial body or officer of any

Governmental Body.



(b)  The environmental licenses, permits or authorizations that are material to the operations of ECNC and its Subsidiaries,

taken as a whole, are in full force and effect.



(c)  Neither ECNC nor any of its subsidiaries has released or caused to be released on or about the properties currently owned or leased by ECNC or any of its Subsidiaries (the "Properties")

any (i) pollutants, (ii) contaminants, (iii) "Hazardous

Substances," as that term is defined in Section 101(4) of the

Comprehensive Environmental Response Act, as amended or (iv)

"Regulated Substances," as that term is defined in Section 9001 of the Resource Conservation and Recovery Act, 42 U.S.C. Section

6901, et seq., as amended, which would be required to be

remidiated by any governmental agency with jurisdiction over the

Properties under the authority of laws, regulations and

ordinances as in effect and currently interpreted on the date hereof, which remediation would have a material adverse effect on the business or financial condition of ECNC and its Subsidiaries,

taken as a whole.



6.21  Intentionally Left Blank.



6.22  Absence of Certain Commercial Practices.  Neither ECNC nor

any of its Subsidiaries has, directly or indirectly paid or

delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other

country, which is in any manner related to the business or

operations of ECNC or its Subsidiaries, which ECNC or one of its

Subsidiaries knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and neither ECNC nor any of its Subsidiaries has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential shareholders in violation of any applicable law or regulation.



6.23  Transactions with Directors and Officers.  ECNC and its subsidiaries do not engage in business with any Person in which any of ECNC's directors or officers has a material equity

interest.  No director or officer of ECNC owns any property,

asset or right, which is material to the business of ECNC and its

Subsidiaries, taken as a whole.



6.24  Borrowing and Guarantees.  ECNC and its Subsidiaries (a) do

not have any indebtedness for borrowed money, (b) are not lending or committed to lend any money (except for advances to employees in the ordinary course of business), and (c) are not guarantors or Sureties with respect to the obligations of any Person.



6.25  Purchase for Investment.  ECNC is obtaining the PCLICK

Shares solely for its own account for the purpose of investment and not with a view to, or for sale in connection with, any

distribution of any portion thereof in violation of any

applicable securities law.



7.  Access and Reporting; Filings With Governmental Authorities;

Other Covenants.



7.1  Access between the date of this Agreement and the Closing

Date.  Each of PCLICK and ECNC shall (a) give t the other and its authorized representatives reasonable access to all plants,

offices, warehouse and other facilities and properties of PCLICK or ECNC, s the case may be, and to its books and records, (b)

permit the other to make inspections thereof, and (c) cause its officers and its advisors to furnish the other with such

financial and operating data and other information wth respect to the business and properties of such party and its Subsidiaries and to discuss with such and its authorized representatives its affairs and those of its Subsidiaries, all as the other may from time to time reasonably request.



7.2  Exclusivity.  From the date hereof until the earlier of the

Closing or the termination of this Agreement, ECNC shall not solicit or negotiate or enter into any agreement with any other

Person with respect to or in furtherance of any proposal for a merger or business combination involving, or acquisition of any interest in, or (except in the ordinary course of business) sale of assets by, ECNC, except for the exchange of the ECNC Shares for the PCLICK Shares from PCLICK's shareholders.



7.3  Publicity.  Between the date of this Agreement and the

Closing Date, ECNC and PCLICK shall discuss and coordinate with respect to any public filing or announcement or any internal or private announcement (including any general announcement to

employees) concerning the contemplated transaction.



7.4  Regulatory Matters.  PCLICK and ECNC shall (a) file with applicable regulatory authorities any applications and related documents required to be filed by them in order to consummate the contemplated transaction and (b) cooperate with each other as they may reasonably request in connection with the foregoing.



7.5  Confidentiality.  Prior to the Closing Date (or at any time if the Closing does not occur) each of PCLICK and ECNC shall keep confidential and not disclose to any Person (other than its

employees, attorneys, accountants and advisors) or use (except in connection with the transactions contemplated hereby) all non-

public information obtained pursuant to Section 7.1.  Following the Closing, each of PCLICK and ECNC shall keep confidential and not disclose to any Person (other than its employees, attorneys,

accountants and advisors) or use (except in connection with

preparing Tax Returns and conducting proceeds relating to Taxes)

any nonpublic information relating to the other.  This Section

7.6 shall not be violated by disclosure pursuant to court order or as otherwise required by law, on condition that notice of the requirement for such disclosure is given the other party prior to making any disclosure and the party subject to such requirement cooperates as the other may reasonably request in resisting it.

If the Closing does not occur, each of PCLICK and ECNC shall return to the other, or destroy, all information it shall have received from the other in connection with this Agreement and the transactions contemplated hereby, together with any copies or summaries thereof or extracts therefrom.  each of PCLICK and ECNC shall use their best efforts to cause their respective

representatives, employees, attorneys, accountants and advisors to whom information is disclosed pursuant to section 7.1 to

comply with the provisions of this section 7.5.



8.  Conduct of ECNC's Business Prior to the Closing.



8.1  Operation in Ordinary Course.  Between the date of this

Agreement and the Closing Date, ECNC shall cause conduct its businesses in all material respects in the ordinary course.



8.2  Business Organization.  Between the date of this Agreement and the Closing Date, ECNC shall (a) preserve substantially

intact the business organization of ECNC; and (b) preserve in all material respects the present business relationships and good will of ECNC and each of its Subsidiaries.



8.3  Corporate Organization.  Between the date of this Agreement and the Closing Date, ECNC shall not cause or permit any

amendment of its certificate of incorporation or by-laws (or other governing instrument) and shall not:



(a)  deleted;



(b)  deleted;



(c)  deleted;



(d)  deleted;



(e)  sell, lease, license or otherwise dispose of any of its properties or assets (including, but not limited to rights with respect to patents and registered trademarks and copyrights or other proprietary rights), in an amount which is material to the business or financial condition of ECNC and its Subsidiaries,

taken as a whole, except in the ordinary course of business; or



(f)  Organize any new Subsidiary or acquire any Equity Securities of any Person or any equity or ownership interest in any

business.



8.4  Other Restrictions.  Between the date of this Agreement and the Closing Date, ECNC shall not:



(a)  borrow any funds or otherwise become subject to, whether directly or by way of guarantee or otherwise, any indebtedness for borrowed money;



(b)  create any material Encumbrance on any of its material

properties or assets;



(c)  except in the ordinary course of business, increase in any manner the compensation of any director or officer or increase in any manner the compensation of any class of employees;



(d)  create or materially modify any material bonus, deferred compensation, pension, profit sharing, retirement, insurance,

stock purchase, stock option, or other fringe benefit plan,

arrangement (any other employee benefit plan as defined in

Section 3(3) of ERISA);



(e)  make any capital expenditure or acquire any property or assets;



(f)  enter into any agreement that materially restricts ECNC,

PCLICK or any of their Subsidiaries from carrying on business;



(g)  pay, discharge or satisfy any material claim, liability or obligation, absolute, accrued, contingent or otherwise, other than the payment discharge or satisfaction, in the ordinary

course of business of liabilities or obligations reflected in the

ECNC Financial Statements or incurred in the ordinary course of business and consistent with past practice sine the date of the

ECNC Financial Statements; or



(h)  cancel any material debts or waive any material claims or rights.



9.  Definitions



As used in this Agreement, the following terms have the meanings specified or referred to in this Section 9.



9.1  "Business Day" - Any day this is not a Saturday or Sunday or a day on which banks located in the City of New York are

authorized or required to be closed.



9.2  "Code" - The Internal Revenue Code of 1986, as amended.



9.3  "Disclosure Letter" - A letter dated the date of this

Agreement, executed by either PCLICK and ECNC, addressed and delivered to the other and containing information required by this Agreement and exceptions to the representations and

warranties under this Agreement.



9.4  "Encumbrances" - any security interest, mortgage, lien,

charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer,

receipt of income or other exercise of any attributes of

ownership, other than a restriction on transfer arising under

Federal or state securities laws.



9.5  "Equity Securities" See Rule 3a-11-1 under the Securities

Exchange Act of 1934.



9.6  "ERISA" - the Employee Retirement Income Security Act of

1974, as amended.



9.7  "Governmental Body" - any domestic or foreigh national,

state or municipal or other local government or multi-national body (including, but not limited to, the European Economic

Community), an subdivision , agency, commissioner authority

thereof.



9.8  "Knowledge" - Actual knowledge, after reasonable

investigation.



9.9  "Person" - Any individual, corporation, partnership, joint venture, trust, association, unincorporated organization, other entity, or Governmental Body.



9.10  "Subsidiary" - With respect to any Person, any corporation of which securities having the power to elect a majority of that corporation's Board of Directors (other than securities having that power only upon the happening of a contingency that has not occurred) are held by such Person or one or more of its

Subsidiaries.



10.  Termination.



10.1  Termination.  This Agreement may be terminated before the

Closing occurs only as follows:



(a)  By written agreement of PCLICK and ECNC at any time.



(b)  By ECNC, by notice to PCLICK at any time, if one or more of the conditions specified in Section 4 is not satisfied at the time at which the Closing (as it may be deferred pursuant to

Section 2.1) would otherwise occur or if satisfaction of such a condition is or becomes impossible.



(c)  By PCLICK, by notice to ECNC at any time, if one or more of the conditions specified in Section 3 is not satisfied at the time at which the Closing (as it may be deferred pursuant to

Section 2.1), would otherwise occur of it satisfaction of such a condition is or becomes impossible.



(d)  CLICK or ECNC, by notice to the other at any time after June

30, 1999.



10.2  Effect of Termination.  If this Agreement is terminated pursuant to Section 10.1, this Agreement shall terminate without any liability or further obligation of any party to another.



11.  Intentionally left blank.



12.  Intentionally left blank.



13.  Notices.  All notices, consents, assignements and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b)

sent by eleex or facsimile (with receipt confirmed), provided that a copy is mailed by registerd mail, return receipt

requested, or (c) received by the delivery service (receipt

requested), in each case to the appropriate addresses, telex numbers and facsimile numbers set forth below (or to such other addresses, telex numbers and facsimile numbers as a party may designate as to itself by notice ot the other parties),



(a)  If to ECNC:



eConnect



Facsimile No.:

Attention:  Thomas Hughes



With a copy to:



Brian F. Faulkner, Esq.

3900 Birch St., Suite 113

Newport Beach, CA  92660

Facsimile No.: (949) 975-0596



(b)  If to PCLICK:



Powerclick, Inc.



Facsimile No.:

Attention:  Dominique Einhorn



With a copy to:



Chapman & Flanagan, Ltd.

2080 E. Flamingo Road, Suite 112

Las Vegas, NV  89119

Facsimile No.: (702) 650-5667

Attention: Daniel G. Chapman, Esq.



14.  Miscellaneous.



14.1  Expenses.  Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this

Agreement and the performance of its obligations hereunder.



14.2  Captions.  The captions in this Agreement are for

convenience of reference only and shall not be given any effect in the interpretation of this Agreement.



14.3  No Waiver.  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right

thereafter to insist upon strict adherence to that term or any other term of this Agreement.  Any waiver must be in writing.



14.4  Exclusive Agreement; Amendment.  This Agreement supersedes all prior agreements among the parties with respect to its

subject matter with respect thereto and cannot be changed or terminated orally.



14.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.



14.6  Governing Law.  This Agreement and (unless otherwise

provided) all amendments hereof and waivers and consents

hereunder shall be governed by the internal law of the State of

Nevada, without regard to the conflicts of law principles

thereof.



14.7  Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that neither party may assign its rights hereunder without the consent of the other, provided that, after the Closing, no consent of PCLICK shall be needed in connection with any merger or consolidation of ECNC with or into another entity.



IN WITNESS WHEREOF, the corporate parties hereto have caused this

Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.



Econnect                            POWERCLICK, INC.





By: /s/  Thomas S. Hughes           By: /s/  Dominique Einhorn

Thomas S. Hughes, President         Dominique Einhorn, President



                              Exhibit "A"



                            Share Issuance



The ECNC Shares shall be issued and delivered in such names and denominations as follows:



1.  Dominique Einhorn                       2,980,000



2.  Steve Gose                                280,000



3.  Michele F. Einhorn                        540,000



4.  E. James Wexler                           560,000



5.  Quantum, Inc.                           1,120,000



6.  Vincent D'Fellipo                         180,000



7.  Matthew Boyce                             120,000



8.  Tab Rosenfeld                              80,000



9.  Steve Kaplan                               80,000



10.  Bernard Einhorn                           60,000